SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 31, 2004

000-27763

(Commission file number)

SITESTAR CORPORATION

(Exact name of registrant as specified in its charter)

NEVADA (State or other jurisdiction of incorporation or organization)	88-0397234 (I.R.S. Employer Identification No.)

7109 Timberlake Road

Lynchburg, VA 24502

(Address of principal executive offices) (Zip Code)

(434) 239-4272

(Registrant's telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Item 1.01

Entry into a Material Definitive Agreement

Effective August 31, 2004, Registrant entered into a Definitive Agreement selling the assets of Sitestar Applied Technologies (SAT), the software development division of Sitestar.  Thomas Albanese, the former manager of the SAT division, purchased the assets.  The new company is now doing business as Servatus Development, LLC.  The deal consists of Albanese surrendering 1,460,796 shares of Sitestar stock and Sitestar receiving a share in the gross revenues over a period of four years and will maintain the rights to the crisis management system that is currently under development.  In addition to sharing Servatus’s collected revenues, Sitestar will provide office space, occupancy costs, and internet services for one year.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly  caused  this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 3, 2004

SITESTAR CORPORATION

By:  /s/ Frank Erhartic

Name:  Frank Erhartic

Title: President